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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported June 14, 1999)
                                                --------------

                       U.S. Digital Communications, Inc.
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              (Exact Name of Registrant as Specified in Charter)

Nevada                              0-21225                     52-2124492
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(State or Other                     Commission File             (IRS Employer
Jurisdiction                        Number)                     Identification
Incorporation                                                   No.)

2 Wisconsin Circle, Chevy Chase, Maryland                           20815
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(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code (301) 961-1540
                                                    -------------

                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)

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Item 5    Other Events
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          The Registrant, on Tuesday, June 8, 1999, issued a press release.  The full text of which is printed below.


Press Release Copy


June 8, 1999

Robert J. Wussler, Chairman of the Board of U.S. Digital Communications, Inc. (NASDAQ BB: USDI), announced today that the company's principal operating subsidiary, International Satellite Group, Inc., is curtailing operations. Effective immediately, the company is seeking to negotiate the assignment of its customer contracts to other providers of satellite telephone service in order to continue to provide its existing customer base with uninterrupted service.

"Due to the well-documented shortcomings of the IridiumTM (NASDAQ: IRID) satellite telephone platform, and the corresponding inability of the International Satellite Group's sales force to sell Iridium products and services in any meaningful amounts, we are forced to lay off our employees and wind down operations," said Mr. Wussler.

"Our commitment to the viability of satellite telephone networks remains constant, and we continue to believe that significant numbers of customers exist for this technology," added Mr. Wussler.

In addition, Directors Irving Goldstein and Thomas Wheeler have tendered their resignations.

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                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              U.S. DIGITAL COMMUNICATIONS, INC.
                                        (Registrant)


Date:  June 14, 1999        By: /s/ Robert J. Wussler
                                -----------------------------------
                                Name:   Robert J. Wussler
                                  Title:  Chairman

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